Exhibit 99.1

LogMeIn Announces First Quarter 2015 Results

25% Revenue Growth; 21% Adjusted EBITDA margin; $40.0 million in operating cash flow;

Increases FY’15 Revenue and Non-GAAP EPS Guidance

Boston, April 28, 2015 – LogMeIn, Inc. (NASDAQ: LOGM), a leading provider of cloud based connectivity, today announced its results for the first quarter ended March 31, 2015.

First quarter 2015 highlights include:

•	Revenue was $61.1 million, up 25% compared with the first quarter of 2014

•	Adjusted EBITDA was $12.6 million and Adjusted EBITDA margin was 20.5% versus $9.9 million and 20.1% in the first quarter of 2014

•	Non-GAAP net income was $8.5 million, or $0.33 per diluted share, as compared to $5.5 million, or $0.22 per diluted share, in the first quarter of 2014

•	GAAP net income was $372,000 or $0.01 per diluted share, as compared to GAAP net income of $1.0 million, or $0.04 per diluted share, in the first quarter of 2014

•	Cash flow from operations was $40.0 million, an increase of 64% from $24.4 million in the first quarter of 2014 and 65% of revenue in the first quarter of 2015

•	Total deferred revenue was $128.6 million, up 22% from $105.3 million in the fourth quarter of 2014

•	The Company closed the quarter with cash, cash equivalents and short-term investments of $232.5 million

“We had another very strong quarter and a great start to the year,” said Michael Simon, CEO and Chairman of LogMeIn. “Solid execution across our Collaboration, IT Management and Service Cloud businesses helped deliver revenue and earnings per share that exceeded the high-end of our guidance. And we delivered exciting new innovation across our product set, which we believe will help us increase our positions in our core markets, drive continued growth, and maximize shareholder value.”

Business Outlook

Based on information available as of April 28, 2015, the Company is issuing guidance for the second quarter 2015 and fiscal year 2015.

Second Quarter 2015: The Company expects second quarter revenue to be in the range of $63.7 million to $64.2 million.

Adjusted EBITDA is expected to be in the range of $13.6 million to $13.9 million.

Non-GAAP net income is expected to be in the range of $8.1 million to $8.4 million, or $0.32 to $0.33 per diluted share. Non-GAAP net income excludes an estimated $6.1 million in stock-based compensation expense, $300,000 in litigation related expense, and $2.0 million in acquisition related costs and amortization.

Non-GAAP net income for the second quarter assumes an effective tax rate of approximately 30%. Non-GAAP net income per diluted share for the second quarter of 2015 is based on an estimated 25.5 million fully-diluted weighted average shares outstanding.

Including stock-based compensation expense, litigation related expense, and acquisition related costs and amortization, we expect to report a GAAP net income in the range of $2.5 million to $2.9 million, or $0.10 to $0.11 per share.

GAAP net income for the second quarter assumes an effective tax rate of approximately 15%. GAAP net income per share for the second quarter of 2015 is based on an estimated 25.5 million weighted average shares outstanding.

Fiscal year 2015: The Company expects full year 2015 revenue to be in the range of $262 million to $265 million.

Adjusted EBITDA is expected to be in the range of $58.0 million to $61.0 million.

Non-GAAP net income is expected to be in the range of $34.6 million to $36.6 million, or $1.36 to $1.44 per diluted share. Non-GAAP net income excludes an estimated $26.2 million in stock compensation expense, $5.4 million in litigation related expense, and $8.1 million in acquisition related costs and amortization.

Non-GAAP net income for the full fiscal year 2015 assumes an effective tax rate of approximately 30%. Non-GAAP net income per diluted share for 2015 is based on an estimated 25.5 million fully-diluted weighted average shares outstanding.

Including stock compensation expense, litigation related expense, and acquisition related costs and amortization, we expect to report GAAP net income in the range of $9.2 million to $11.7 million, or $0.36 to $0.46 per diluted share.

GAAP net income for the full year assumes an effective tax rate of 15%. GAAP net income per share for 2015 is based on an estimated 25.5 million weighted average shares outstanding.

A reconciliation of the most comparable GAAP financial measures to non-GAAP measures used above is included in the tables attached to this release.

Conference Call Information for Today, Tuesday, April 28, 2015

The Company will host a corresponding conference call and live webcast at 5:00 p.m. Eastern Time today. To access the conference call, dial 888-510-1765 (for the U.S. and Canada) or 719-325-2361 for international callers) and enter conference ID 3826007. A live webcast will be available on the Investor Relations section of the Company’s corporate website at www.LogMeIn.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time on April 28, 2015 until 8:00 p.m. Eastern Time on May 6, 2015, by dialing 888-203-1112 (and entering passcode 3826007).

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating income, non-GAAP income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP cash flow from operations.

Adjusted EBITDA is GAAP net income excluding provision for income taxes, interest income, and other income, net, depreciation and amortization, acquisition related costs, stock-based compensation expense, and litigation related expense. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenue. Non-GAAP operating income excludes acquisition related costs and amortization, stock-based compensation expense, and litigation related expense. Non-GAAP provision for income taxes excludes the tax impact of acquisition related costs and amortization, stock-based compensation expense, and litigation related expense. Non-GAAP net income and non-GAAP net income per diluted share exclude acquisition related costs and amortization, stock-based compensation expense, and litigation related expense. Non-GAAP cash flow from operations excludes payments and receipts related to litigation related costs, and acquisition related payments.

The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors. The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included in this release.

About LogMeIn, Inc.

LogMeIn, Inc. (NASDAQ:LOGM) simplifies how people connect to each other and the world around them. With millions of users worldwide, our cloud-based solutions make it possible for people and companies to connect and engage with their workplace, colleagues, customers and products anywhere, anytime. LogMeIn is headquartered in Boston with offices in Bangalore, Budapest, Dublin, London, San Francisco and Sydney.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the popularity, value and effectiveness of the Company’s products and services, the Company’s ability to deliver future growth, expanded market position or shareholder value, the success of and demand for the Company’s new and existing products and services, the Company’s investment in new products and markets, and the Company’s financial guidance for fiscal year 2015 and the second quarter of 2015. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, dependence on the remote support and software market, customer adoption of the Company’s solutions, the Company’s ability to attract new customers and retain existing customers, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, the inherent risks and uncertainties of pending litigation, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the Company’s ability to develop and introduce new products and add-ons or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in the Company’s other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

LogMeIn, LogMeIn Central, LogMeIn Pro, LogMeIn Rescue, join.me, Cubby, AppGuru, Xively, Meldium and BoldChat are trademarks or registered trademarks of LogMeIn in the US and other countries around the world.

Contact Information:

Investors

Rob Bradley

LogMeIn, Inc.

781-897-1301

rbradley@LogMeIn.com

Press

Craig VerColen

LogMeIn, Inc.

781-897-0696

Press@LogMeIn.com

LogMeIn, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(In thousands)

	December 31, 2014	March 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$100,960	$132,160
Marketable securities	100,209	100,321
Accounts receivable, net	18,286	12,640
Prepaid expenses and other current assets	4,545	13,322
Restricted cash, current portion	1,492	1,492
Deferred income taxes	5,403	5,334

Total current assets	230,895	265,269
Property and equipment, net	13,476	15,556
Restricted cash	2,531	2,464
Intangibles, net	18,983	18,802
Goodwill	37,928	37,928
Other assets	4,756	5,197
Deferred income taxes	9,280	9,271

Total assets	$317,849	$354,487

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$7,055	$10,403
Accrued liabilities	29,482	33,509
Deferred revenue, current portion	101,672	125,574

Total current liabilities	138,209	169,486
Deferred revenue, net of current portion	3,578	3,023
Other long-term liabilities	2,218	2,183

Total liabilities	144,005	174,692

Commitments and contingencies
Preferred stock	—	—
Equity:
Common stock	267	271
Additional paid-in capital	237,203	249,260
Accumulated earnings	6,516	6,888
Accumulated other comprehensive loss	(3,117)	(4,535)
Treasury stock	(67,025)	(72,089)

Total equity	173,844	179,795

Total liabilities and equity	$317,849	$354,487

LogMeIn, Inc.

Condensed Consolidated Statements of Income (unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2014	2015

Revenue	$49,020	$61,109
Cost of revenue	6,120	7,982

Gross profit	42,900	53,127

Operating expenses
Research and development	6,712	9,123
Sales and marketing	27,710	34,386
General and administrative	6,677	6,706
Legal settlements	—	3,600
Amortization of acquired intangibles	203	276

Total operating expenses	41,302	54,091

Income (loss) from operations	1,598	(964)

Interest income, net	111	174
Other (expense) income	(28)	1,225

Income before income taxes	1,681	435
Provision for income taxes	(677)	(63)

Net income	$1,004	$372

Net income per share:
basic	$0.04	$0.02
diluted	$0.04	$0.01
Weighted average shares outstanding:
basic	24,123,291	24,626,872
diluted	24,749,511	25,557,184

Calculation of Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP Net Income per share (unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2014	2015

GAAP Income (loss) from operations	$1,598	$(964)

Add Back:
Stock-based compensation expense	5,438	4,853
Litigation related expenses	63	4,259
Acquisition related costs and amortization	1,140	2,513

Non-GAAP Operating income	8,239	10,661

Other income, net	83	1,399

Non-GAAP Income before provision for income taxes	8,322	12,060

Non-GAAP Provision for income taxes	(2,825)	(3,547)

Non-GAAP Net income	$5,497	$8,513

Non-GAAP Diluted net income per share:	$0.22	$0.33
Diluted weighted average shares outstanding used in computing per share amounts:	24,749,511	25,557,184

Calculation of Adjusted EBITDA (unaudited)

(In thousands)

	For the Three Months Ended March 31,
	2014	2015

GAAP Net Income	$1,004	$372

Add Back:
Stock-based compensation expense	5,438	4,853
Litigation related expenses	63	4,259
Acquisition related costs	299	1,528
Interest income and other income, net	(83)	(1,399)
Income tax expense	677	63
Depreciation and amortization expense	2,472	2,877

Adjusted EBITDA	$9,870	$12,553

Stock-Based Compensation Expense

(In thousands)

	Three Months Ended March 31,
	2014	2015

Stock-based compensation expense:
Cost of revenue	$235	$354
Research and development	776	1,328
Sales and marketing	2,061	2,030
General and administrative	2,366	1,141

Total stock based-compensation	$5,438	$4,853

LogMeIn, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Three Months Ended March 31,
	2014	2015
Cash flows from operating activities
Net income	$1,004	$372
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,472	2,877
Amortization of premiums on investments	63	67
Amortization of debt issuance costs	—	23
Provision for bad debts	34	19
Provision for deferred income taxes	265	—
Gain on sales of marketable securities	—	(5)
Stock-based compensation	5,438	4,853
(Gain) loss on disposal of equipment	(2)	12
Changes in assets and liabilities:
Accounts receivable	1,519	5,031
Prepaid expenses and other current assets	(916)	(8,691)
Other assets	90	194
Accounts payable	(1,008)	3,843
Accrued liabilities	(4,277)	3,894
Deferred revenue	19,358	27,484
Other long-term liabilities	333	5

Net cash provided by operating activities	24,373	39,978

Cash flows from investing activities
Purchases of marketable securities	(4,985)	(19,996)
Proceeds from sale or disposal of marketable securities	5,000	20,000
Purchases of property and equipment	(1,780)	(3,901)
Intangible asset additions	(506)	(1,018)
Cash paid for acquisition, net of cash acquired	(7,434)	—
Increase in restricted cash and deposits	—	(50)

Net cash used in investing activities	(9,705)	(4,965)

Cash flows from financing activities
Proceeds from issuance of common stock upon option exercises	5,773	8,850
Common stock withheld to satisfy income tax withholdings for restricted stock unit vesting	(901)	(1,642)
Payment of debt issuance costs	—	(676)
Payment of contingent consideration	—	(226)
Purchase of treasury stock	(4,909)	(5,064)

Net cash (used in) provided by financing activities	(37)	1,242

Effect of exchange rate changes on cash and cash equivalents and restricted cash	(152)	(5,055)

Net increase in cash and cash equivalents	14,479	31,200
Cash and cash equivalents, beginning of period	89,257	100,960

Cash and cash equivalents, end of period	$103,736	$132,160

Calculation of Non-GAAP Cash Flows from Operating Activities (unaudited)

(In thousands)

	Three Months Ended March 31,
	2014	2015

GAAP Cash flows from operating activities	$24,373	$39,978

Add Back:
Litigation related payments	297	177
Acquisition related payments	56	15

Non-GAAP Cash flows from operating activities	$24,726	$40,170